EXHIBIT 99.1

Capitol Bancorp Center 200 Washington Square North Lansing, MI 48933 2777 East Camelback Road Suite 375 Phoenix, AZ 85016 www.capitolbancorp.com
Analyst Contact: Media Contact:	Michael M. Moran Chief of Capital Markets 877-884-5662 Joal Redmond Corporate Communications 602-977-3797

CAPITOL BANCORP REPORTS RECORD EARNINGS, UP 24%

2nd QUARTER 2006 HIGHLIGHTS

• Net income grew 24%
• Diluted earnings per share climbed 17%
• Mid-year earnings exceeded $20 million
• Assets expanded 14% year-to-date, exceeding $3.7 billion for first time
• 2006 net operating revenues increased 11% over 2005
• Five de novo banks opened

LANSING, Mich. and PHOENIX: July 20, 2006:  Capitol Bancorp Limited (NYSE: CBC) today reported record quarterly earnings with second quarter net income approximating $10.3 million, an increase of 24 percent from the approximately $8.3 million reported for the second quarter of 2005. Basic and diluted earnings per share (EPS) were $0.65 and $0.63, up 16 percent and 17 percent, respectively, from $0.56 and $0.54 for the second quarter of 2005. Consolidated assets exceeded $3.7 billion at June 30, 2006, a 14 percent annualized increase year-to-date, fueled by comparable expansion in key components of the balance sheet. Total portfolio loans approximated $3.2 billion, increasing 14 percent, annualized, over $3.0 billion reported at the beginning of 2006, and total deposits approximated $3.0 billion, reflecting a 15 percent annualized increase over the $2.8 billion recorded at December 31, 2005.

Capitol Bancorp’s Chairman and CEO, Joseph D. Reid, attributed the quarterly performance to continued discipline in balance sheet management with a prudent focus on managing asset quality. “This quarter we experienced numerous positive contributions from various regions of our affiliate family. In the midst of continuing development efforts, our challenge is always to balance expansion with quality earnings growth and compelling bottom-line performance. Consequently, we experienced another 17 percent EPS increase during a quarter in which we opened five community banks.”

Joining the Capitol Bancorp network during the second quarter of 2006 were Bank of Valdosta and Sunrise Bank of Atlanta, both in Georgia; Asian Bank of Arizona in Phoenix; Evansville Commerce Bank in Evansville, Indiana; and Bank of Everett in Everett, Washington. The Corporation has development efforts underway in several states including California, Nevada, Ohio and Washington. Stockholders’ equity, which exceeds $318 million, is the primary component of a $536 million capital base currently supporting the Corporation’s nationwide operations of 47 community banks.

Quarterly Performance Highlights
Consolidated earnings reached another record level for Capitol Bancorp at approximately $10.3 million, up 24 percent compared to the $8.3 million recorded in the second quarter of 2005. Consolidated net operating revenues grew 11 percent to $49.1 million for the second quarter of 2006, compared with $44.2 million for the second quarter of 2005, helping absorb a 28 percent increase in operating costs attributable to Capitol Bancorp’s aggressive development program.

Basic and diluted EPS of $0.65 and $0.63 increased 16 percent and 17 percent, respectively, versus a year ago, even with a 6 percent increase in the first half of 2006 in the Corporation’s outstanding share count to approximately 16 million common shares.

Record Six Month Operating Results
Earnings exceeded $20.2 million for the first half of 2006, up 24 percent compared to $16.3 million generated in the corresponding 2005 period. Record net operating revenues exceeding $95 million represent a 13 percent increase compared to the level generated in the first six months of 2005, aided by a 14 percent increase in net interest income, helping compensate for the Corporation’s development-related 24 percent expansion in the operating expense base. Through the first six months of 2006, Capitol Bancorp has added six affiliate banks in Arizona, Georgia (2), Indiana, North Carolina and Washington, and launched Capitol Wealth Advisors, its wealth management subsidiary headquartered in Charlotte, North Carolina. Basic and diluted EPS of $1.29 and $1.24, respectively, represent increases of 16 percent and 17 percent, respectively, over the same period in 2005.

Balance Sheet
Capitol Bancorp’s equity-to-assets ratio approximated 8.6 percent at June 30, 2006, consistent with levels reported in recent quarters and up slightly compared to the approximately 8.0 percent reported at June 30, 2005.  The total capital-to-assets ratio increased to 14.4 percent at June 30, 2006, from 13.0 percent a year ago, and 13.8 percent at the beginning of the quarter, as total capital funds approximating $536 million represent a 24 percent year-over-year increase on the Corporation's record-level $3.7 billion consolidated balance sheet.

Capitol Bancorp’s key measures of asset quality remained strong. The Corporation’s allowance for loan losses (as a percentage of total portfolio loans) at June 30, 2006, was 1.36 percent, consistent with recent periods.

Net charge-offs (as a percentage of average portfolio loans) at 0.14 percent declined from the previous quarter at 0.19 percent and from the same period in 2005 of 0.27 percent. The Corporation’s allowance coverage ratio of nonperforming loans was 156 percent at June 30, 2006, consistent with recent periods and an improvement from the 145 percent coverage ratio reported at June 30, 2005.

About Capitol Bancorp Limited
Capitol Bancorp Limited (NYSE: CBC) is a $3.7 billion national community bank development company, with a network of 47 separately chartered banks and bank operations in 13 states. It is the holder of the most individual bank charters in the country. Capitol Bancorp Limited identifies opportunities for the development of new community banks, raises capital for and mentors new community banks through their formative stages, and provides efficient services to its growing network of community banks. Each community bank has full local decision-making authority and is managed by an on-site president under the direction of a local board of directors, composed of business leaders from the bank’s community. Founded in 1988, Capitol Bancorp Limited has executive offices in Lansing, Michigan, and Phoenix, Arizona.

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CAPITOL BANCORP LIMITED
SUMMARY OF SELECTED FINANCIAL DATA
(in thousands, except share and per share data)

	Three Months Ended June 30			Six Months Ended June 30
	2006	2005		2006	2005

Condensed statements of operations:
Interest income	$68,196	$54,491		$131,293	$104,412
Interest expense	24,559	15,899		46,303	30,017
Net interest income	43,637	38,592		84,990	74,395
Provision for loan losses	2,815	3,039		5,271	5,062
Noninterest income	5,456	5,624		10,566	10,197
Noninterest expense	36,614	28,695		68,446	55,169
Income before income taxes	13,831	13,060		28,165	25,635

Net income	$10,267	$8,297		$20,220	$16,312

Per share data:
Net income - basic	$0.65	$0.56		$1.29	$1.11
Net income - diluted	0.63	0.54		1.24	1.06
Book value at end of period	19.95	17.74		19.95	17.74
Common stock closing price at end of period	$38.95	$33.61		$38.95	$33.61
Common shares outstanding at end of period	15,958,000	14,995,000		15,958,000	14,995,000
Number of shares used to compute:
Basic earnings per share	15,706,000	14,739,000		15,674,000	14,694,000
Diluted earnings per share	16,412,000	15,410,000		16,355,000	15,382,000

	2nd Quarter	1st Quarter	4th Quarter	3rd Quarter	2nd Quarter
	2006	2006	2005	2005	2005
Condensed statements of financial position:
Total assets	$3,722,642	$3,627,124	$3,475,721	$3,446,329	$3,341,000
Portfolio loans	3,196,209	3,069,600	2,991,189	2,888,566	2,843,508
Deposits	2,987,606	2,938,348	2,785,259	2,799,443	2,721,257
Stockholders' equity	318,308	310,419	301,866	280,234	266,083
Total capital	$535,898	$499,334	$486,644	$451,285	$433,564

Key performance ratios:
Return on average assets	1.13%	1.13%	1.16%	1.14%	1.01%
Return on average equity	13.03%	13.12%	14.02%	14.18%	12.80%
Net interest margin	5.17%	5.06%	5.21%	5.19%	5.06%
Efficiency ratio	74.58%	68.51%	66.91%	66.22%	64.90%

Asset quality ratios:
Allowance for loan losses / portfolio loans	1.36%	1.36%	1.36%	1.36%	1.37%
Total nonperforming loans / portfolio loans	0.87%	0.87%	0.89%	0.87%	0.94%
Total nonperforming assets / total assets	0.91%	0.88%	0.88%	0.82%	0.90%
Net charge-offs (annualized) / average portfolio loans	0.14%	0.19%	0.34%	0.24%	0.27%
Allowance for loan losses / nonperforming loans	156.12%	156.33%	151.72%	155.67%	144.71%

Capital ratios:
Stockholders' equity / total assets	8.55%	8.56%	8.68%	8.13%	7.96%
Total capital / total assets	14.40%	13.77%	14.00%	13.09%	12.98%

 Forward-Looking Statements
This press release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of  1995.  Forward-looking statements include expressions such as "expects," "intends," "believes" and "should" which are not necessarily statements of belief as to the expected outcomes of future events. Actual results could materially differ from those presented due to a variety of internal and external factors. Actual results could materially differ from those contained in, or implied by, such statements. Capitol Bancorp Limited undertakes no obligation to release revisions to these forward-looking statements or reflect events or circumstances after the date of this release.

Supplemental analyses follow providing additional detail regarding Capitol's financial position, results of operations, asset quality and other supplemental data.

CAPITOL BANCORP LIMITED
Condensed Consolidated Statements of Income (Unaudited)
(in thousands, except per share data)

	Three Months Ended June 30		Six Months Ended June 30
	2006	2005	2006	2005
INTEREST INCOME:
Portfolio loans (including fees)	$64,577	$52,347	$124,720	$100,584
Loans held for resale	739	636	1,262	1,273
Taxable investment securities	244	284	507	519
Federal funds sold	2,010	932	3,828	1,553
Other	626	292	976	483
Total interest income	68,196	54,491	131,293	104,412
INTEREST EXPENSE:
Deposits	20,397	12,472	38,179	23,043
Debt obligations and other	4,162	3,427	8,124	6,974
Total interest expense	24,559	15,899	46,303	30,017
Net interest income	43,637	38,592	84,990	74,395
PROVISION FOR LOAN LOSSES	2,815	3,039	5,271	5,062
Net interest income after provision for loan losses	40,822	35,553	79,719	69,333
NONINTEREST INCOME:
Service charges on deposit accounts	1,103	1,042	2,134	2,053
Trust fee income	768	523	1,635	1,128
Fees from origination of non-portfolio residential mortgage loans	1,440	1,505	2,729	2,770
Gain on sales of investment securities available for sale		1		2
Other	2,145	2,553	4,068	4,244
Total noninterest income	5,456	5,624	10,566	10,197
NONINTEREST EXPENSE:
Salaries and employee benefits	21,675	18,135	43,225	35,352
Occupancy	2,918	2,387	5,596	4,687
Equipment rent, depreciation and maintenance	2,047	1,583	4,013	3,022
Other	9,974	6,590	15,612	12,108
Total noninterest expense	36,614	28,695	68,446	55,169
Income before income taxes and minority interest	9,664	12,482	21,839	24,361
Income taxes	3,564	4,763	7,945	9,323
Income before minority interest	6,100	7,719	13,894	15,038
Minority interest in net losses of consolidated subsidiaries	4,167	578	6,326	1,274

NET INCOME	$10,267	$8,297	$20,220	$16,312

NET INCOME PER SHARE
Basic	$0.65	$0.56	$1.29	$1.11

Diluted	$0.63	$0.54	$1.24	$1.06

CAPITOL BANCORP LIMITED
Condensed Consolidated Balance Sheets

	(Unaudited)
	June 30	December 31
	2006	2005
	(in thousands)
ASSETS

Cash and due from banks	$158,995	$157,963
Money market and interest-bearing deposits	30,294	19,846
Federal funds sold	160,970	128,299
Cash and cash equivalents	350,259	306,108
Loans held for resale	18,027	21,638
Investment securities:
Available for sale, carried at market value	20,949	25,929
Held for long-term investment, carried at amortized cost which approximates market value	21,600	17,745
Total investment securities	42,549	43,674
Portfolio loans:
Commercial	2,868,350	2,688,361
Real estate mortgage	218,032	212,142
Installment	109,827	90,686
Total portfolio loans	3,196,209	2,991,189
Less allowance for loan losses	(43,311)	(40,559)
Net portfolio loans	3,152,898	2,950,630
Premises and equipment	50,595	41,629
Accrued interest income	14,331	13,719
Goodwill and other intangibles	50,086	50,378
Other assets	43,897	47,945

TOTAL ASSETS	$3,722,642	$3,475,721

LIABILITIES AND STOCKHOLDERS' EQUITY

Deposits:
Noninterest-bearing	$625,461	$591,229
Interest-bearing	2,362,145	2,194,030
Total deposits	2,987,606	2,785,259
Debt obligations:
Notes payable and short-term borrowings	177,076	175,729
Subordinated debentures	100,988	100,940
Total debt obligations	278,064	276,669
Accrued interest on deposits and other liabilities	22,062	28,089
Total liabilities	3,287,732	3,090,017

MINORITY INTERESTS IN CONSOLIDATED SUBSIDIARIES	116,602	83,838

STOCKHOLDERS' EQUITY:
Common stock, no par value, 50,000,000 shares authorized; issued and outstanding: 2006 - 15,958,076 shares 2005 - 15,776,192 shares	220,016	216,539
Retained earnings	98,617	85,553
Market value adjustment (net of tax effect) for investment securities available for sale (accumulated other comprehensive income)	(325)	(226)
Total stockholders' equity	318,308	301,866

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$3,722,642	$3,475,721

CAPITOL BANCORP LIMITED
Allowance for Loan Losses and Asset Quality Data

ALLOWANCE FOR LOAN LOSSES ACTIVITY (in thousands):

	Periods Ended June 30
	Three Month Period		Six Month Period
	2006	2005	2006	2005
Allowance for loan losses at beginning of period	$41,600	$37,725	$40,559	$37,572
Loans charged-off:
Commercial	(1,402)	(2,166)	(3,120)	(4,237)
Real estate mortgage	(23)	--	(48)	--
Installment	(121)	(59)	(233)	(311)
Total charge-offs	(1,546)	(2,225)	(3,401)	(4,548)
Recoveries:
Commercial	342	307	695	717
Real estate mortgage	--	1	1	1
Installment	100	23	186	66
Total recoveries	442	331	882	784
Net charge-offs	(1,104)	(1,894)	(2,519)	(3,764)
Additions to allowance charged to expense	2,815	3,039	5,271	5,062

Allowance for loan losses at June 30	$43,311	$38,870	$43,311	$38,870
Average total portfolio loans for period ended June 30	$3,121,206	$2,815,983	$3,066,333	$2,771,720
Ratio of net charge-offs (annualized) to average portfolio loans outstanding	0.14%	0.27%	0.16%	0.27%

ASSET QUALITY:

	June 30	Dec 31
	2006	2005
Nonaccrual loans:	(in thousands)
Commercial	$19,652	$19,734
Real estate mortgage	2,278	1,734
Installment	789	1,154
Total nonaccrual loans	22,719	22,622

Past due (>90 days) loans:
Commercial	4,403	3,235
Real estate mortgage	218	592
Installment	403	283
Total past due loans	5,024	4,110

Total nonperforming loans	$27,743	$26,732

Real estate owned and other repossessed assets	6,064	3,745

Total nonperforming assets	$33,807	$30,477

CAPITOL BANCORP LIMITED
Selected Supplemental Data

EPS COMPUTATION COMPONENTS:

	Three Months Ended June 30		Six Months Ended June 30
	2006	2005	2006	2005

Numerator—net income for the period	$10,267,000	$8,297,000	$20,220,000	$16,312,000

Denominator:
Weighted average number of common shares outstanding, excluding unvested shares of restricted common stock (denominator for basic earnings per share)	15,706,100	14,738,747	15,674,083	14,693,859
Weighted average number of unvested shares of restricted common stock outstanding	56,292	207,822	55,711	211,635
Effect of other dilutive securities—stock options	649,339	463,356	624,902	476,525
Denominator for diluted net income per share—
Weighted average number of common shares and potential dilution	16,411,731	15,409,925	16,354,696	15,382,019

Number of antidilutive stock options excluded from diluted earnings per share computation	--	692,899	--	692,899

AVERAGE BALANCES:

	Three Months Ended June 30		Six Months Ended June 30
	2006	2005	2006	2005
	(in thousands)		(in thousands)

Portfolio loans	$3,121,206	$2,815,983	$3,066,333	$2,771,720
Earning assets	3,378,217	3,051,477	3,323,078	2,986,096
Total assets	3,625,174	3,280,894	3,569,638	3,210,358
Deposits	2,927,890	2,678,083	2,877,424	2,610,595
Stockholders’ equity	315,080	259,248	310,850	257,316

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Capitol Bancorp’s National Network of Community Banks
Eastern Regions
Great Lakes Region:
Ann Arbor Commerce Bank	Ann Arbor, Michigan
Bank of Auburn Hills	Auburn Hills, Michigan
Bank of Belleville	Belleville, Illinois
Bank of Michigan	Farmington Hills, Michigan
Brighton Commerce Bank	Brighton, Michigan
Capitol National Bank	Lansing, Michigan
Detroit Commerce Bank	Detroit, Michigan
Elkhart Community Bank	Elkhart, Indiana
Evansville Commerce Bank	Evansville, Indiana
Goshen Community Bank	Goshen, Indiana
Grand Haven Bank	Grand Haven, Michigan
Kent Commerce Bank	Grand Rapids, Michigan
Macomb Community Bank	Clinton Township, Michigan
Muskegon Commerce Bank	Muskegon, Michigan
Oakland Commerce Bank	Farmington Hills, Michigan
Paragon Bank & Trust	Holland, Michigan
Portage Commerce Bank	Portage, Michigan

Midwest Region:
Summit Bank of Kansas City	Lee’s Summit, Missouri

Southeast Region:
Bank of Valdosta	Valdosta, Georgia
Community Bank of Rowan	Salisbury, North Carolina
First Carolina State Bank	Rocky Mount, North Carolina
Peoples State Bank	Jeffersonville, Georgia
Sunrise Bank of Atlanta	Atlanta, Georgia

Western Regions
Southwest Region:
Arrowhead Community Bank	Glendale, Arizona
Asian Bank of Arizona	Phoenix, Arizona
Bank of Las Vegas	Las Vegas, Nevada
Bank of Tucson	Tucson, Arizona
Black Mountain Community Bank	Henderson, Nevada
Camelback Community Bank	Phoenix, Arizona
Desert Community Bank	Las Vegas, Nevada
East Valley Bank	Chandler, Arizona
Fort Collins Commerce Bank	Fort Collins, Colorado
Mesa Bank	Mesa, Arizona
Red Rock Community Bank	Las Vegas, Nevada
Southern Arizona Community Bank	Tucson, Arizona
Sunrise Bank - Dallas LPO	Dallas, Texas
Sunrise Bank - Houston LPO	Houston, Texas
Sunrise Bank of Albuquerque	Albuquerque, New Mexico
Sunrise Bank of Arizona	Phoenix, Arizona
Valley First Community Bank	Scottsdale, Arizona
Yuma Community Bank	Yuma, Arizona

California Region:
Bank of Escondido	Escondido, California
Bank of San Francisco	San Francisco, California
Bank of Santa Barbara	Santa Barbara, California
Napa Community Bank	Napa, California
Point Loma Community Bank	Point Loma, California
Sunrise Bank of San Diego	San Diego, California

Northwest Region:
Bank of Bellevue	Bellevue, Washington
Bank of Everett	Everett, Washington